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                                                                  EXHIBIT 23.2
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                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement pertaining to Engineering Animation, Inc. of our report on Technology Company Ventures, L.L.C. dated October 14, 1997 included in the Engineering Animation, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.

                                     /s/  Arthur Andersen LLP
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Portland, Oregon,
November 25, 1998